                                                                    EXHIBIT 12.1


EARNINGS TO FIXED CHARGES RATIO

            (A) Calculation of interest, amortization or                Mgt Co Acct #50150                       246,928
                deferred financing fees and other fixed
                charges (excluding capitalized interest)                WHI Acct #85410                        3,446,259

                                                                        WHI Acct #85420                        1,032,276
                                                                                                  -----------------------

                                                                        Total Rentals                          4,725,463
                                                                                                                  0.3333
                                                                                                  -----------------------

                                                                        Rent Expense                           1,575,153
                                                                                                  =======================

                                                                        Interest                                  70,975
                                                                        Rent Expense                               1,575
                                                                                                  -----------------------

                                                                        Fixed Charges                             72,550
                                                                                                  =======================

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
HISTORICAL EARNINGS:                                                         2001       2000           1999     1998       1997
        Income (loss) before Minority Interest, Income Tax,
                Extraordinary Item, & cumulative effect of
                change in accounting principle                           $ (11,899)   $ (2,422)      $ (973)    $ 338     $ 8,791

        Add:
        Interest, amortization or deferred financing fees
                and other fixed charges (excluding
                capitalized interest)                            (A)        72,550      75,451       63,456    58,257      45,086
                                                                       -----------------------------------------------------------

                Historical Earnings                                         60,651      73,029       62,483    58,595      53,877
                                                                       ===========================================================

FIXED CHARGES:
        Interest expense and amortization of deferred
                financing fees                                              70,975      73,833       62,209    57,286      44,325

        Interest Capitalized                                                     -         504        6,770     6,163      10,259

        Interest element of rentals                                          1,575       1,618        1,247       971         761
                                                                       -----------------------------------------------------------

                                                                            72,550      75,955       70,226    64,420      55,345
                                                                       ===========================================================

RATIO OF EARNINGS TO FIXED CHARGES                                            0.84        0.96         0.89      0.91        0.97
                                                                       ===========================================================